Exhibit 5.1

January 13, 1997


Baker Hughes Incorporated
3900 Essex Lane
Houston, Texas 77027

Gentlemen:

     I am the General Counsel for Baker Hughes Incorporated, a Delaware corporation (the "Company"), and have acted in such capacity in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of $30,000,000 of deferred compensation obligations (the "Deferred Compensation Obligations") which represent unsecured obligations of the Company to pay deferred compensation in the future in accordance with the terms of the Baker Hughes Incorporated Supplemental Retirement Plan (the "Plan"), to be offered upon the terms and subject to the conditions set forth in the Registration Statement on Form S-8 (the "Registration Statement") relating thereto to be filed with the Securities and Exchange Commission on January 13, 1997.

     In connection therewith, I have examined originals or copies certified or otherwise identified to my satisfaction of the Restated Certificate of Incorporation of the Company, the By-laws of the Company, the Plan, the corporate proceedings with respect to the Company's Supplemental Retirement Plan and such other documents and instruments as I have deemed necessary or appropriate for the expression of the opinions contained herein.

     I have assumed the authenticity and completeness of all records, certificates and other instruments submitted to me as originals, the conformity to original documents of all records, certificates and other instruments submitted to me as copies, the authenticity and completeness of the originals of those records, certificates and other instruments submitted to me as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that I have examined.

     Based on the foregoing, and having a regard for such legal considerations as I have deemed relevant, I am of the opinion that:

     (i) The Company has been duly organized and is validly existing in good standing under the laws of the State of Delaware.

     (ii) When issued by the Company in the manner provided in the Plan, the Deferred Compensation Obligations will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforcement, (x) to bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditor's rights, and (y) to general principles of equity, whether such enforcement is considered in a proceeding in equity or at law.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,




Lawrence O'Donnell, III
Vice President and General Counsel


LOD/ng